UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 21, 1998





                        U.S. RESTAURANT PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    MARYLAND                     1-13089                      75-2687420
(STATE OF OTHER           (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER
 JURISDICTION OF                                            IDENTIFICATION NO.)
 INCORPORATION OR
 ORGANIZATION)


                              5310 Harvest Hill Rd.
                                Suite 270, LB 168
                               Dallas, Texas 75230
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                  972-387-1487
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 9, 1998, U.S. Restaurant Properties, Inc. (the "Registrant") acquired four Wendy's restaurant properties located in Illinois, Maryland and Virginia. The acquisition was done pursuant to one purchase and sale agreement. The purchase price equaled $974,094 in cash and other capitalized costs of approximately $5,000. The selling entity was The Penn Mutual Life Insurance Company, a Pennsylvania mutual insurance corporation. The acquisition was funded by the Registrant's bank line of credit.

On January 21, 1998, the Registrant acquired 20 El Chico restaurant properties and one other property, located in Alabama, Arkansas, Kentucky, Louisiana, Oklahoma, Tennessee and Texas. The acquisition was done pursuant to one purchase and sales agreement. The purchase price equaled $27,300,000 in cash and other capitalized costs of approximately $393,000. The selling entity was El Chico Restaurants, Inc., a Texas corporation. The acquisition was funded by the Registrant's bank line of credit.

On January 21, 1998, the Registrant acquired one property located in Indiana. The acquisition was done pursuant to one purchase and sale agreement. The purchase price equaled $660,000 in cash and other capitalized costs of approximately $10,000. The acquisition represents raw land that has yet to be developed. The selling entity was Post 70 Partners, L.P., an Indiana limited partnership. The acquisition was funded by the Registrant's bank line of credit.

In addition, to the above acquisitions, three other properties (the "Other Properties") were acquired during the period January 1, 1998 and January 31, 1998. These properties consist of two McAlister's restaurant properties and one Chevron gas station property. The properties were purchased from JME Inc., a Mississippi corporation, Albany Properties, L.L.C., a Mississippi limited liability company and B.C. Oil Ventures, LLC, a California limited liability company. These properties were purchased for an aggregate cash purchase price of approximately $2,102,000 and were funded by the Registrant's bank line of credit.

The transaction on January 21, 1998 in combination with previously reported restaurant properties acquired between January 1, 1997 and January 21, 1998 (date of reportable event), which are unaudited, are deemed significant in aggregate to the Registrants total assets as previously reported on Form 10-K. The Sellers of all properties are not affiliated with the Registrant, any director or officer of the Registrant or any associate of any such director or officer.

The purchase prices, which were negotiated with the Sellers, were determined through internal analysis by the Registrant of historical cash flows and fair market values of the acquired Properties.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


                  a)  Financial Statements

                           Financial Statements for the Properties acquired and noted in Item 2 are not available at this time and will be filed as soon as possible, but not later than 60 days from the date of this Form 8-K



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  February 4, 1998                 U.S. RESTAURANT PROPERTIES, INC



                                        By: /s/ Robert J. Stetson
                                           ------------------------------------
                                             Robert J. Stetson
                                             President, Chief Executive Officer





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